SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2006

HIGHWOODS PROPERTIES, INC.

(Exact name of registrant specified in its charter)

Maryland	1-13100	56-1871668
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HIGHWOODS REALTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

North Carolina	000-21731	56-1869557
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Smoketree Court, Suite 600

Raleigh, North Carolina 27604

(Address of principal executive offices, zip code)

Registrants’ telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2006, our three-year unsecured revolving credit facility, which was initially obtained from Bank of America, N.A. on May 1, 2006, was amended and restated as part of a syndication with a group of 15 banks. The revolving credit facility was also upsized from $350 million to $450 million. The initial credit facility provided in May replaced our previous $250 million revolving credit facility and a $100 million bank term loan. The 15 participating banks include all the banks that were in our previous revolving credit facility, plus seven new banks.

Our revolving credit facility is now being led by Bank of America, N.A. as Administrative Agent with Banc of America Securities LLC as Sole Lead Arranger and Sole Book Manager, and includes Wells Fargo Bank as Syndication Agent and Branch Banking & Trust Co. and Wachovia Bank as Co-Documentation Agents; Emigrant Bank, Eurohypo AG and PNC Bank are Co-Agents. Other lenders include: AmSouth Bank, Chevy Chase Bank, Comerica Bank, First Horizon Bank, RBC Centura Bank, Regions Bank, Union Bank of California N.A., and US Bank.

Our revolving credit facility is initially scheduled to mature on May 1, 2009. Assuming no default exists, we have an option to extend the maturity date by one additional year and, at any time prior to May 1, 2008, may request increases in the borrowing availability under the credit facility by up to an additional $50 million. The interest rate is LIBOR plus 80 basis points and the annual base facility fee is 20 basis points.

Our revolving credit facility requires us to comply with customary operating covenants and various financial and operating ratios, which we believe are less stringent and more appropriately reflect our current and future business prospects than the requirements under our previous revolving credit facility. We expect to be in compliance with these provisions of our revolving credit facility for the foreseeable future. However, depending upon our future operating performance and property and financing transactions and general economic conditions, we cannot assure you that no circumstance will arise in the future that would render us unable to comply with any of these covenants.

Some of the information in this Current Report may contain forward-looking statements, which are subject to risks and uncertainties. See our 2005 Annual Report on Form 10-K and subsequent SEC reports for a discussion of factors that could cause actual results to differ materially from our current expectations.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in this report set forth above under Item 1.01 regarding our $450 million, three-year unsecured revolving credit facility is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

No.	Description
10	First Amended and Restated Credit Agreement, dated as of August 8, 2006, by and among Highwoods Realty Limited Partnership, Highwoods Properties, Inc., the Subsidiaries named therein and the Lenders named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.

By:	/s/ Terry L. Stevens
Terry L. Stevens
Vice President and Chief Financial Officer

HIGHWOODS REALTY LIMITED PARTNERSHIP

By:	Highwoods Properties, Inc., its general partner

	By:	/s/ Terry L. Stevens
Terry L. Stevens
Vice President and Chief Financial Officer

Dated: August 11, 2006